UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2022 (May 20, 2022)

American Virtual Cloud Technologies, Inc.
(Exact Name of registrant as Specified in Charter)

Delaware	001-38167	81-2402421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1720 Peachtree Street, Suite 629 Atlanta, GA	30309
(Address of principal executive offices)	(Zip code)

(404) 239-2863
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVCT	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	AVCTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 20, 2022, American Virtual Cloud Technologies, Inc. (the “Company”) received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of the Company’s common stock, par value $0.0001 per share (“Common Stock”), for the last 30 consecutive business days, the Company is not currently in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Notice”).

The Notice has no immediate effect on the continued listing status of the Company's Common Stock on The Nasdaq Capital Market, and, therefore, the Company's listing remains fully effective.

The Company is provided a compliance period of 180 calendar days from the date of the Notice, or until November 16, 2022, to regain compliance with the minimum closing bid requirement, pursuant to Nasdaq Listing Rule 5810(c)(3)(A). If at any time before November 16, 2022, the closing bid price of the Company’s Common Stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, subject to Nasdaq’s discretion to extend this period pursuant to Nasdaq Listing Rule 5810(c)(3)(G) to 20 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the minimum bid price requirement, and the matter would be resolved. If the Company does not regain compliance during the compliance period ending November 16, 2022, then Nasdaq may grant the Company a second 180 calendar day period to regain compliance, provided the Company meets the continued listing requirement for market value of publicly-held shares and all other initial listing standards for The Nasdaq Capital Market, other than the minimum closing bid price requirement, and notifies Nasdaq of its intent to cure the deficiency.

The Company will continue to monitor the closing bid price of its Common Stock and seek to regain compliance with all applicable Nasdaq requirements within the allotted compliance periods. If the Company does not regain compliance within the allotted compliance periods, including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that the Company's Common Stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel. There can be no assurance that the Company will regain compliance with the minimum bid price requirement during the 180-day compliance period, secure a second period of 180 days to regain compliance or maintain compliance with the other Nasdaq listing requirements.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the special meeting of stockholders of the Company held on May 24, 2022 (the “Special Meeting”), the Company’s stockholders approved proposals to (1) approve, for purposes of complying with the Nasdaq Listing Rules, the issuance of shares of Common Stock of the Company upon conversion of the shares of Series B convertible preferred stock or exercise of the warrants issued pursuant to the terms of a Securities Purchase Agreement, dated as of February 28, 2022, in an amount equal to 20% or more of the Company’s Common Stock outstanding (“Nasdaq Proposal I”), (2) approve, for purposes of complying with the Nasdaq Listing Rules, the issuance of shares of Common Stock upon conversion of the senior secured convertible notes of the Company issued pursuant to the terms of a Securities Purchase Agreement, dated as of April 14, 2022, in an amount equal to 20% or more of the Company’s Common Stock outstanding ( “Nasdaq Proposal II”), (3) approve the first amendment to the American Virtual Cloud Technologies, Inc. 2020 Equity Incentive Plan (the “Equity Incentive Plan Amendment Proposal”), (4) approve an amendment to the Company’s amended and restated certificate of incorporation to effect a reclassification and conversion of each outstanding share of Common Stock into one-fifth of a share of Common Stock (e.g., a 1-for-5 reverse stock split), and authorize the Company’s Board of Directors (the “Board”) to implement or abandon this amendment no later than September 30, 2022 (the “Reverse Stock Split Proposal (1:5)”), (5) approve an amendment to the Company’s amended and restated certificate of incorporation to effect a reclassification and conversion of each outstanding share of Common Stock into one-tenth of a share of Common Stock (e.g., a 1-for-10 reverse stock split), and authorize the Board to implement or abandon this amendment no later than September 30, 2022 (the “Reverse Stock Split Proposal (1:10)”), and (6) approve an amendment to the Company’s amended and restated certificate of incorporation to effect a reclassification and conversion of each outstanding share of Common Stock into one-fifteenth of a share of Common Stock (e.g., a 1-for-15 reverse stock split), and authorize the Board to implement or abandon this amendment no later than September 30, 2022 (the “Reverse Stock Split Proposal (1:15)”). The final voting results for each proposal submitted to a vote are set forth below:

PROPOSAL 1: Approval of Nasdaq Proposal I

Votes For	Votes Against	Abstentions	Broker Non-Vote
40,435,854	2,043,607	152,608	24,825,437

PROPOSAL 2: Approval of Nasdaq Proposal II

Votes For	Votes Against	Abstentions	Broker Non-Vote
40,274,115	1,932,794	425,160	24,825,437

PROPOSAL 3: Approval of Equity Incentive Plan Amendment Proposal

Votes For	Votes Against	Abstentions	Broker Non-Vote
37,389,291	5,103,551	139,227	24,825,437

PROPOSAL 4: Approval of Reverse Stock Split Proposal (1:5)

Votes For	Votes Against	Abstentions
59,839,231	7,501,439	116,836

PROPOSAL 5: Approval of Reverse Stock Split Proposal (1:10)

Votes For	Votes Against	Abstentions
57,511,839	9,876,139	69,528

PROPOSAL 6: Approval of Reverse Stock Split Proposal (1:15)

Votes For	Votes Against	Abstentions
56,931,764	10,407,106	118,636

Item 8.01 Other Events.

The Company is including the below amended and restated risk factor for the purpose of supplementing and updating the disclosure contained in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on May 16, 2022.

The Nasdaq may delist our securities from quotation on its exchange which could limit investors’ ability to trade in our securities and subject us to additional trading restrictions.

Our common stock and public warrants are currently listed on the Nasdaq. There can be no assurance that we will continue to be able to meet Nasdaq’s listing standards with respect to our securities. For example, our common stock has recently been trading below the Nasdaq’s minimum bid price of $1.00 per share. We intend to continue to monitor the bid price of our common stock. If our common stock does not trade at a level that is likely to maintain compliance with the Nasdaq requirements, our board of directors may consider options that may be available to achieve compliance, including a reverse stock split, which could have negative implications, and would require stockholder approval. If Nasdaq delists our common stock from trading on its exchange for failure to meet the listing standards, we and our stockholders could face significant material adverse consequences including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our shares of common stock are “penny stock” which will require brokers trading in our shares of common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;

●	a limited amount of news and analyst coverage for our company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our common stock and public warrants are currently listed on the Nasdaq, our common stock and public warrants are covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on the Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

On May 20, 2022 we received notice from the Listing Qualifications Staff of Nasdaq indicating that, based upon the closing bid price of our common stock for the prior 30 consecutive business days, we were not in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on Nasdaq as set forth In Nasdaq Listing Rule 5550(a)(2). We will have 180 days from May 20, 2022, or through November 16, 2022, to regain compliance. If we do not regain compliance during the compliance period ending November 16, 2022, then Nasdaq may grant us a second 180 calendar day period to regain compliance, provided we meet the continued listing requirement for market value of publicly-held shares and all other initial listing standards for The Nasdaq Capital Market, other than the minimum closing bid price requirement, and notify Nasdaq of our intent to cure the deficiency. If we do not regain compliance within the allotted compliance periods, including any extensions that may be granted by Nasdaq, we may be subject to delisting. If Nasdaq determines to delist our common stock, we will have the right to appeal to a Nasdaq hearing panel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC.

By:	/s/ Thomas H. King
	Name:	Thomas H. King
	Title:	Chief Financial Officer

Date: May 25, 2022

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